  Exhibit 99.1

IMMEDIATE RELEASE
Contact:
Joyce Allaire
Managing Director, LifeSci Advisors, LLC
jallaire@lifesciadvisors.com

aTyr Pharma Strengthens Board of Directors with the Appointment of Two New Members

SAN DIEGO – July 1, 2019 – aTyr Pharma, Inc. (Nasdaq: LIFE), a biotherapeutics company engaged in the discovery and development of innovative medicines based on novel biological pathways, today announced the appointments of Jane Gross, Ph.D. and Svetlana Lucas, Ph.D. to the Company’s Board of Directors.

“We are very pleased to welcome Drs. Gross and Lucas, two highly accomplished biopharmaceutical executives, to our Board of Directors,” said Dr. Sanjay Shukla, President and Chief Executive Officer of aTyr. “As we continue to advance ATYR1923 through clinical development in pulmonary sarcoidosis and further expand our pipeline of therapeutic candidates, we believe their respective skill sets in research and development and business development are ideally suited to help guide us through our next phase of growth. I look forward to working with Jane and Svetlana and welcome their insights as we strive toward our goal of introducing an entirely new class of drugs, targeting newly discovered biological pathways.”

Dr. Jane Gross is an accomplished executive with more than 28 years of experience leading research and development in the design and development of therapeutics for the treatment of autoimmune, inflammatory diseases and cancer.  Dr. Gross has deep experience in research and development, partnering and alliance management of multiple internal and co-development programs. She currently serves as Chief Scientific Officer, Senior Vice President, Research and Development of Aptevo Therapeutics Inc. (Aptevo), a position she has held since September 2016. In this role, Dr. Gross led the discovery of novel protein therapeutics based on the ADAPTIR™ platform in immuno-oncology, leading research efforts in molecular biology and protein engineering, immunology, protein and cell sciences, pharmacology and translational research. Prior to joining Aptevo, Dr. Gross served as Vice President, Applied Research and Non-Clinical Development at Emergent BioSolutions Inc. and Vice President, Immunology Research at ZymoGenetics, Inc., where she led efforts in discovery and development of therapeutics from novel genes. Dr. Gross holds a Ph.D. in Immunology from the University of California, Berkeley under Jim Allison (2018 recipient of the Nobel Prize in Physiology and Medicine) and a Post-Doctoral Fellowship from the University of Washington in Immunology.

Dr. Svetlana Lucas has 18 years of experience in strategy, commercialization, and business development leadership, with a particular expertise in oncology and immunology. She currently serves as a Chief Business Officer at a newly formed biotechnology company. Prior to her current role, she served as Senior Vice President, Business Development at Tizona Therapeutics, Inc. (Tizona), a clinical stage immunotherapy company, where she was responsible for the company’s business development strategy and transactions, including global strategic collaboration with AbbVie Inc. Before joining Tizona, Dr. Lucas was Head of Oncology and Inflammation at Amgen Inc. (Amgen), where she oversaw business development activities, including Amgen’s strategic cancer immunotherapy research collaboration and licensing agreement with Kite Pharma, and collaborated with Amgen Ventures on several investments in oncology and inflammation. Dr. Lucas joined Amgen following the acquisition of Onyx Pharmaceuticals, Inc. (Onyx), where she spearheaded the company’s oncology partnering strategy and due diligence of new opportunities. Prior to Onyx, she held positions of increasing responsibility in strategy, business development and strategic marketing at Amgen, PDL BioPharma/Facet Biotech (acquired by AbbVie), and XOMA Corporation. She began her career as a strategy consultant in the Life Sciences practice of McKinsey & Company, Inc. Dr. Lucas received her Ph.D. in Molecular Biology and Biochemistry from California Institute of Technology, and an undergraduate degree in Biology from Moscow State University.

About ATYR1923

aTyr is developing ATYR1923 as a potential therapeutic for patients with interstitial lung diseases. ATYR1923, a fusion protein comprised of the immuno-modulatory domain of histidyl tRNA synthetase fused to the FC region of a human antibody, is a selective modulator of Neuropilin-2 that downregulates the innate and adaptive immune response in inflammatory disease states. aTyr initiated a proof-of-concept Phase 1b/2a trial evaluating ATYR1923 in patients with pulmonary sarcoidosis in the fourth quarter of 2018. This Phase 1b/2a study is a multi-ascending dose, placebo-controlled, first-in-patient study of ATYR1923 that has been designed to evaluate the safety, tolerability, steroid sparing effect, immunogenicity and pharmacokinetics profile of multiple doses of ATYR1923. For the Phase 1b/2a trial, aTyr is collaborating with the Foundation for Sarcoidosis Research (FSR), the nation’s leading nonprofit organization dedicated to finding a cure for sarcoidosis and improving care for sarcoidosis patients. Under the terms of the collaboration, FSR will assist with clinical trial site initiation and patient enrollment.

About aTyr

aTyr is a biotherapeutics company engaged in the discovery and development of innovative medicines based on novel biological pathways. aTyr’s research and development efforts are concentrated on a newly discovered area of biology, the extracellular functionality of tRNA synthetases. aTyr has built a global intellectual property estate directed to a potential pipeline of protein compositions derived from 20 tRNA synthetase genes. aTyr is focused on the therapeutic translation of the Resokine pathway, comprised of extracellular proteins derived from the histidyl tRNA synthetase gene family. ATYR1923 is a clinical-stage product candidate which binds to the neuropilin-2 receptor and is designed to down-regulate immune engagement in interstitial lung diseases and other immune-mediated diseases. For more information, please visit http://www.atyrpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act. Forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by such safe harbor provisions for forward-looking statements and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including statements regarding our projected cash expenditures, the potential therapeutic benefits and applications of our product candidates; our ability to successfully advance our product candidates, undertake certain development activities (such as the initiation of clinical trials, clinical trial enrollment, the conduct of clinical trials and the announcement of top-line results) and accomplish certain development goals, and the timing of such events; and the scope and strength of our intellectual property portfolio. These forward-looking statements also reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects, as reflected in or suggested by these forward-looking statements, are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. All forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain. Furthermore, actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the discovery, development and regulation of our product candidates, the risk that we may cease or delay preclinical or clinical development activities for any of our existing or future product candidates for a variety of reasons (including difficulties or delays in patient enrollment in current and planned clinical trials), and the risk that we may not be able to raise the additional funding required for our business and product development plans, as well as those risks set forth in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our other SEC filings. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.